SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 15, 2011

Date of Report (date of earliest event reported)

EVERGREEN SOLAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

138 Bartlett Street

Marlboro, Massachusetts 01752

(Address of principal executive offices)

(508) 357-2221

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 15, 2011, Evergreen Solar, Inc., a Delaware corporation (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code”), filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware seeking relief under the provisions of Chapter 11 of the Bankruptcy Code (Case No. 11-12590) (the “Bankruptcy Case”).

On August 15, 2011, the Company entered into a Restructuring Support Agreement with certain holders of the Company’s 13% Convertible Senior Secured Notes (the “Supporting Noteholders”). Pursuant to the support agreement, the Supporting Noteholders have agreed, subject to certain terms and conditions, to implement the restructuring to be effected through one or more sales of certain of the Company’s assets pursuant to section 363 of the Bankruptcy Code in connection with the Bankruptcy Case, as further described on the term sheet attached thereto).

The term sheet provides, among other things, that (i) the Company will undertake a marketing process and will permit parties to bid on its assets, as a whole or in groups pursuant to section 363 of the Bankruptcy Code, in which the Supporting Noteholders will serve as a “stalking-horse” and provide a “credit-bid” pursuant to section 363(k) of the Bankruptcy Code for the assets being sold; (ii) the Supporting Noteholders will support the Company’s restructuring by consenting to cash collateral usage pursuant to a budget during the sale process; (iii) the Supporting Noteholders will support the costs of the Bankruptcy Case, including court approval of a plan of reorganization subsequent to the sale process; and (iv) in the event that the Supporting Noteholders’ stalking horse bid is the winning bid for the Company’s core wafer technology assets (i.e., those assets necessary for the development and pursuit of the Company’s business plan based on industry standard sized string ribbon wafers for the photovoltaic solar industry), the Supporting Noteholders have consented to support the development of the business with working capital based on an agreed upon budget.

To establish the Supporting Noteholders as the stalking horse bidder, on August 15, 2011, the Company entered into an asset purchase agreement with ES Purchaser, LLC, a Delaware limited liability company (“Purchaser”), pursuant to which the Company has agreed to sell to Purchaser substantially all of its assets. Subject to Purchaser’s right to elect not to purchase certain assets, the assets to be sold to Purchaser include (i) the Company’s claims against Lehman Brothers International Europe and Lehman Brothers Holdings Inc.; (ii) the manufacturing facility and equipment located in Devens, Massachusetts, the lease agreement between the Company and the Massachusetts Development Finance Agency dated November 20, 2007, as amended, and other assets associated with the operation of the facility; (iii) the core wafer technology assets; and (iv) certain cash, existing inventory and all other assets of the Company. Purchaser will purchase these only assets in the event that third party purchasers do not purchase these assets in connection with the sale process to be approved by the bankruptcy court. The aggregate purchase price to be paid by Purchaser for the acquired assets will consist primarily of one or more credit bids by Purchaser of the amounts specified in the asset purchase agreement against certain amounts owed by the Company under or in connection with the Company’s secured notes, together with the assumption by Purchaser of certain assumed liabilities. The asset purchase agreement and the transactions contemplated in the asset purchase agreement are subject to approval by the bankruptcy court.

The foregoing description of the transactions consummated pursuant to the support agreement, the term sheet and the asset purchase agreement does not purport to be complete and is qualified in its entirety by reference to the asset purchase agreement, the support agreement and the term sheet, which are filed as Exhibits 2.1, 10.1, and 10.2, respectively, hereto and are incorporated herein by reference.

The Company’s shareholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Bankruptcy Case will be highly speculative and will pose substantial risks. The Company expects that the currently outstanding shares of its common stock will be cancelled and extinguished upon confirmation of a restructuring plan by the bankruptcy court. In such an event, the Company’s shareholders will not be entitled to receive or retain any cash, securities or other property on account of their cancelled shares of common stock. As a result, the Company expects that its currently outstanding common stock has no value. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Bankruptcy Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

Item 1.03 Bankruptcy or Receivership.

The information provided pursuant to Item 1.01 of this Current Report on Form 8-K regarding the Bankruptcy Case is incorporated into this Item 1.03 by reference. The Company continues to operate its business as debtor-in-possession under the jurisdiction of the bankruptcy court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the bankruptcy court.

A copy of the press release dated August 15, 2011, announcing the bankruptcy filing is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Case created an event of default under each of the Company’s debt instruments listed below:

•

4% Senior Convertible Notes due 2013. Under the terms of the 4% Senior Convertible Notes due 2013 (the “Old 4% Notes”), the principal of and accrued and unpaid interest on the outstanding Old 4% Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder as a result of the filing of the Bankruptcy Case. The current principal amount outstanding under the Old 4% Notes is approximately $203.8 million.

•

13% Convertible Senior Secured Notes due 2015. Under the terms of the 13% Convertible Senior Secured Notes (the “13% Notes”), the entire principal amount plus accrued and unpaid interest on all outstanding 13% Notes will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holder as a result of the filing of the Bankruptcy Case. The current principal amount outstanding under the 13% Notes is approximately $165.0 million.

•

4% Convertible Subordinated Additional Cash Notes due 2020. Under the terms of the 4% Convertible Subordinated Additional Cash Notes due 2020 (the “New 4% Notes”), the entire principal amount plus accrued and unpaid interest on all outstanding New 4% Notes will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holder as a result of the filing of the Bankruptcy Case. The current principal amount outstanding under the New 4% Notes is approximately $4.5 million.

Item 7.01 Regulation FD Disclosure

Additional information about the Company’s Bankruptcy Case, including court filings and claims information, is available at http://dm.epiq11.com/Evergreen. The Company expects to begin submitting monthly operating reports to the bankruptcy court in September, 2011 and also plans to make these monthly reports through http://dm.epiq11.com/Evergreen.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated August 15, 2011, between the Company and ES Purchaser, LLC.

10.1	Restructuring Support Agreement, dated August 15, 2011, between the Company and certain noteholders identified on the signature pages thereof.

10.2	Evergreen Solar, Inc. Restructuring Proposal

99.1	Press Release dated August 15, 2011

Forward Looking Information

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•

the potential adverse impact of the Bankruptcy Case on our business, financial condition or results of operations, including our ability to maintain contracts and other customer and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Bankruptcy Case;

•

our ability to maintain adequate liquidity to fund our operations during the Bankruptcy Case and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the Bankruptcy Case and complying with the covenants and other terms of our financing agreements;

•

our ability to obtain court approval with respect to motions in the Bankruptcy Case prosecuted from time to time and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Bankruptcy Case and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•

our ability to repurchase the equity interests in our Chinese joint venture held by Hubei Science and Technology Investment Co., Ltd. (“HSTIC”) as required by the agreements governing the joint venture as a result of our filing for bankruptcy protection or to negotiate an amendment of those agreements with HSTIC; and

•

those factors identified in our filings with the Securities and Exchange Commission (including our report on Form 10-K for the fiscal year ended December 31, 2010 and our report on Form 10-Q for the quarter ended April 2, 2011).

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about the Bankruptcy Case, including court filings and claims information, on the Internet at http://dm.epiq11.com/Evergreen. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this Current Report on Form 8-K, and which we assume no obligation to update.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.

By:	/s/ Michael El-Hillow
Name: Title:	Michael El-Hillow President and Chief Executive Officer

Dated: August 15, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated August 15, 2011, between the Company and ES Purchaser, LLC

10.1	Restructuring Support Agreement, dated August 15, 2011, between the Company and certain noteholders identified on the signature pages thereof.

10.2	Evergreen Solar, Inc. Restructuring Proposal

99.1	Press Release dated August 15, 2011